                              AMENDED AND RESTATED

                                     CHARTER

                                       of

                           TRI-CONTINENTAL CORPORATION




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


        TRI-CONTINENTAL CORPORATION, a Maryland corporation, having its principal office in the State of Maryland at First National Bank Building, Light and Redwood Streets, Baltimore, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

                  FIRST: The Corporation desires to restate its Charter as in effect on the date hereof.

                  SECOND: The Charter of the Corporation, as heretofore amended, supplemented and restate, is hereby restated in its entirety, as follows:




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


                                     CHARTER

                                       of

                           TRI-CONTINENTAL CORPORATION

         By virtue of an Agreement of Consolidation received for record and approved December 31, 1929, by the State Tax Commission of Maryland, Tri-Continental Corporation and Tri-Continental Allied Company Incorporated were consolidated into a single corporation, which was a new corporation under the laws of the State of Maryland, the Charter of which is and shall be as follows:

         FIRST. The name of the corporation (hereinafter referred to as the Corporation) is TRI-CONTINENTAL CORPORATION.

         SECOND. The Corporation possesses each and all of the rights, privileges, powers and franchises previously vested in Tri-Continental Corporation and Tri-Continental Allied Company Incorporated; and in particular, the purpose or purposes for which the Corporation is formed and the business or objects to be carried on and promoted by it, are as follows:

   (1) To purchase or otherwise acquire, underwrite, hold, mortgage, pledge, sell, exchange or otherwise dispose of, and generally to deal in, full or part paid securities (which term "securities" shall for the purposes of this Article SECOND, without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) created or issued by any persons, firms, associations, corporations, syndicates, governments or subdivisions thereof; to issue in exchange therefor or in payment thereof in any lawful manner its own securities, or to make payment therefor by any other lawful means whatsoever; and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof.

   (2) To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, businesses and good will of any persons, firms, associations, corporations or syndicates, engaged in any businesses for which a corporation may now or hereafter be organized under the laws of Maryland; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, mortgage, pledge, sell, exchange or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee

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performance of any liabilities, obligations or contracts of such persons, firms, associations, corporations or syndicates, and to conduct in any lawful manner the whole or any part of any business thus acquired.

   (3) To the extent now or hereafter permitted by the laws of Maryland, to lend its uninvested funds from time to time to such extent, to such persons, firms, associations, corporations, syndicates, governments or subdivisions thereof, and on such terms and on such security, if any, as its Board if Directors may determine.

   (4) To promote, organize, aid or assist, financially or otherwise, persons, firms, assocations, corporations or syndicates engaged in any business whatsoever, to the extent now or hereafter permitted by the laws of the State of Maryland; and to a like extent to assume, guarantee or underwrite their securities, or the principal, interest, dividends or sinking fund obligations in respect thereof, or the performance of all or any of their other obligations.

   (5) To acquire, hold, use or dispose of, in any manner, any franchises, licenses, grants, concessions, patents, trade-marks, copyrights, trade-names or inventions, granted by, or existing under the laws of, any government or subdivision thereof.

   (6) To borrow money for any of the purpose of the Corporation, from time to time, and without limit as to amount; to issue and sell its own securities in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the state of Maryland and by this Charter as its Board of Directors may determine; to secure such securities, to the extent now or hereafter permitted by the laws of said State and by this Charter, by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business and good will of the Corporation, then owned or thereafter acquired; and to acquire, hold, dispose of, transfer, reissue or cancel its own securities (including shares of its capital stock of any class), in any manner and to the extent now or hereafter permitted by the laws of said State and not prohibited by this Charter.

   (7) To conduct its business in all its branches at one or more offices in the State of Maryland and elsewhere in any part of the world, without restriction or limit as to extent, and to acquire, use, hold, and dispose of, in any manner and for any purpose now or hereafter permitted by the laws of said State, any real or personal property, or any rights or interests therein, in said State or elsewhere, subject to the laws of the state or country in which located.

   (8) To carry out all or any of the foregoing objects and purposes as principal or agent, and alone or with associates or, to the extent now or hereafter permitted by the laws of the State of Maryland, as a member of, or as the owner or holder of any stock of, or shares or interest in, any firm, association, corporation, trust or syndicate; and in connection therewith to make or enter into such deeds or contracts with any persons, firms, associations, corporations, syndicates, governments or subdivisions thereof, and to do such acts and things and to exercise such powers, as a natural person could lawfully make, enter into, do or exercise.

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   (9) To do any and all such further acts and things and to exercise any and all such further powers as may be necessary, appropriate, or desirable for the accomplishment, carrying out, or attainment of all or any of the foregoing purposes or objects.

   The foregoing objects and purposes shall, except where otherwise expressed, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of this Charter, and shall each be regarded as independent, and construed as powers as well as objects and purposes.

   The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to or conferred upon, corporations of a similar character by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing powers shall not be deemed to exclude or waive any powers, rights or privileges so granted or conferred; provided, however, that the Corporation shall not have the power to carry on within the State of Maryland any business whatsoever, the carrying on of which would disentitle it to be classified as an ordinary business corporation under the laws of said State; nor shall it carry on any business, or exercise any powers, in any other state, territory, district or country except to the extent that a similar corporation organized under the laws thereof could carry on or exercise the same.

   THIRD. The post-office address and the place at which the principal office of the Corporation in the State of Maryland will be located is First National Bank Building, Light and Redwood Streets, Baltimore, Maryland.

  The name of the Corporation's resident agent is the Corporation Trust Incorporated and its post-office address is First National Bank Building, Light and Redwood Streets, Baltimore, Maryland. Said resident agent is a corporation of the State of Maryland.

   FOURTH. The number of directors is thirteen and the names of those at the time in office are:

               Elliott V. Bell              David H. McAlpin
               Thurston P. Blodgett         Frederick W. Page
               Henry C. Breck               Carl W. Painter
               Fred E. Brown                Bayard F. Pope
               Howard S. Bunn               Cyril J. C. Quinn
               Lewis A. Lapham              Frances F. Randolph
                                W. Paul Stillman

   FIFTH. The total amount of authorized capital stock of the Corporation is 100,000,000 shares, having an aggregate per value of $99,500,000, of which 1,000,000 shares of the per value of $50 each, amounting in the aggregate to $50,000,000, are $2.50 Cumulative Preferred Stock (hereinafter called the preferred stock) and $99,000,000 shares of the par value of $0.50 each, amounting in the aggregate to $49,500,000, are Common Stock (hereinafter called the common stock). Any of such capital stock may, from time to time before the issuance thereof, be classified or reclassified by the Board of Directors as hereinafter in Article SEVENTH provided.

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

   SIXTH.   A description of each class of stock of the Corporation with the preferences, voting powers, restrictions and qualifications of each class is as follows:

   1. Out of the surplus or net profits of the Corporation the holders of the preferred stock shall be entitled to receive, when and as declared by the Board of Directors, dividends in cash at the rate of Two Dollars and fifty Cents ($2.50) per share per annum and no more, payable quarterly on the first days of January, April, July and October in each year, accruing from April 1, 1963, if issued on or before July 1, 1963, or if issued after July 1, 1963, from the first day of the quarterly dividend period in which issued, before any sum or sums shall be set apart for or applied to the purchase or redemption of preferred stock and before any dividend shall be declared or paid upon or set apart for, or any other distribution shall be ordered or made in respect of, the common stock; and such dividends shall be cumulative (whether or not in any dividend period or periods there shall be surplus or net profits available for the payment of such dividends), so that if in any year or years dividends upon the outstanding preferred stock at said rate shall not have been paid, dividends to the amount of such deficiency shall be paid or declared and set apart for payment before any sum or sums shall be set aside for or applied to the purchase or redemption of preferred stock and before any dividend shall be declared or paid upon or set apart for, or any other distribution shall be ordered or made in respect of, the common stock.

   2. Out of any surplus or net profits of the Corporation remaining after making such provision for working capital and for reserves for any purpose as the Board of Directors of the Corporation may deem advisable, and after full cumulative dividends as aforesaid upon the preferred stock shall have been paid for all past quarterly dividend periods, and after or concurrently with making payment of or provision for full dividends on the preferred stock for the current quarterly dividend period, and after making such provision for the purchase or redemption of preferred stock as the Board of Directors may deem advisable, then, and not otherwise, the holders of the common stock shall be entitled to receive, to the exclusion of the holders of the preferred stock, such dividends, payable in cash, stock of any class or otherwise, as may from time to time be declared by the Board of Directors; provided, however, that as long as any of the preferred stock shall be outstanding, no dividend shall de declared upon the common stock, unless at the time such dividend is do declared the net assets of the Corporation as determined by the Board of Directors (whose determination in the absence of fraud shall be conclusive) remaining after deducting the amount of such dividend and the amount of any unpaid dividends there to fore or then to be declared on any other class of stock shall be at least two hundred per cent. (200%) of the aggregate amount (exclusive of any dividends accrued or in arrears) to which all shares of the preferred stock and all shares of stock on a parity with the preferred stock, then outstanding, shall be entitled as a preference over the common stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

   3. The preferred stock shall be preferred over the common stock as to both earnings and assets, and in the event of any voluntary or involuntary liquidation or dissolution or winding up of the Corporation, the holders of the preferred stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, an amount equal to the per value thereof, with all dividends accrued or in arrears, before any distribution of the assets shall be made to the holders of the common stock; but the

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

holders of the common stock shall be entitled, to the exclusion of preferred stock, to share ratably according to the number of shares held by each in all the assets of the Corporation remaining after such distribution to the holders of the preferred stock, and any required distribution of assets to the holders of all other shares entitled to a preference over the common stock in the event of any such liquidation, dissolution or winding up. If the assets distributable as aforesaid among the holders of the preferred stock shall be insufficient to permit the payment to such preferred stockholders of the preferential amounts aforesaid, then the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of the preferred stock according to the number of shares held by each.

   4. The terms "dividends accrued or in arrears" and "full cumulative dividends" whenever used in this Charter with reference to shares of the preferred stock shall be deemed to mean (whether or not in any dividend period or any part thereof in respect of which such terms are used there shall have been net profits or surplus available for the payment of such dividends) that amount which shall be equal to cumulative dividends at the rate of Two Dollars and fifty Cents ($2.50) per annum to date from the date on which such dividends became cumulative (including an amount of equal to a dividend at such rate for the elapsed portion of the current dividend period) less, in each case, the amount of all cumulative dividends paid, or deemed paid upon such shares.

    5. The preferred stock at any time outstanding may be redeemed by the Corporation, in whole at any time or in part from time to time, at its election expressed by resolution of the Board of Directors, upon not less than thirty
(30) days' prior notice to the holders of record of the preferred stock to be redeemed, given as hereinafter provided, at the price (herein called the redemption price) of Fifth-five Dollars ($55) per share and dividends accrued or in arrears to the redemption date; provided, however, that if less then all the outstanding preferred stock is to be redeemed such redemption may be made only after full cumulative dividends upon all the outstanding preferred stock shall have been paid for all past quarterly dividend periods and after or concurrently with making payment of, or declaring and setting apart for payment, full dividends on the then outstanding preferred stock not so to be redeemed to the end of the current dividend period; and provided further that the preferred stock shall not be redeemable by the Corporation on or prior to May 1, 1968, in connection with a refunding involving the issuance of preference stock bearing an annual dividend rate lower than that of the preferred stock. If less than all the outstanding preferred stock is to be redeemed, the redemption may be made either by lot or pro rata, in such manner as may be prescribed by resolution of the Board of Directors. Notice of such redemption shall be by publication at least once in one newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, The City of New York, not less than thirty (30) not more than sixty (60) days prior to the redemption date. A similar notice shall be mailed by th eCorporation postage prepaid not less than thirty (30) nor more than sixty (60) days prior to such redemption date to the respective holders of record of the preferred stock to be redeemed at their respective record addresses, but the mailing of such notice shall not be a condition precedent to such redemption. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in providing moneys for the payment of the redemption price pursuant to such notice), or, if the Corporation shall so elect, from and after a date (hereinafter called the date of deposit and which shall be prior to the date fixed as the date of redemption) on which the

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Corporation shall provide moneys for the payment of the redemption price by depositing the amount thereof for account of the holders of the preferred stock entitled thereto with a bank or trust company doing business in the Borough of Manhattan, in the City of New York, and having capital and surplus of at least Five Million Dollars ($5,000,000) pursuant to notice of such election included in the notice of redemption specifying the date on which such deposit will be made, all dividends on the preferred stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price as hereinafter provided, shall cease and terminate. After the deposit of such amount with such bank or trust company, the respective holders of record of the preferred stock to be redeemed shall be entitled to receive the redemption price at any time upon actual delivery to such bank or trust company of certificates for the number of shares to be redeemed properly stamped for transfer (if required) and duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly endorsed in blank. Any moneys deposited with such a bank or trust company for the payment of the redemption price which shall remain unclaimed by the holders of the preferred stock at the end of six (6) years after the redemption date, together with any interest thereon which shall be allowed by the bank of trust company with which the deposits shall have been made, shall be paid by such bank or trust company to the Corporation. Preferred stock redeemed, or acquired for retirement, under any provision of this Charter shall not be reissued by the Corporation.

   6. The Corporation shall not, without the affirmative vote of at lease two thirds in amount of such of the preferred stock as may be present in person or by proxy and voting at a meeting of the preferred stockholders called for the purpose or the written consent of the holders of at least two-thirds in amount of the preferred stock at the time outstanding, so long as any preferred stock shall be outstanding

   (a) create any shares of stock having preference or priority over the preferred stock;

   (b) issue any shares of stock on a prity with the preferred stock, unless immediately after the issue thereof, the net assets of the Corporation as determined by the Board of Directors (whose determination in the absence of fraud shall be conclusive) shall be equal to at least two hunder per cent. (200%) of the aggregate amount (exclusive of any dividends accrued or in arrears) to which all shares of the preferred stock, and all shares of such stock on a parity with the preferred stock, then outstanding, shall be entitled as a preference over the common stock in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

   (c) issue, assume or guarantee any bonds, notes, or other evidence of indebtedness, whether secured or unsecured, maturing more than one year from the issue, assumption or guaranty thereof, if immediately after the date of the issue, assumption or guaranty thereof, the aggregate principal amount of all bonds, notes or other evidences of indebtedness issued, assumed or guaranteed by the Corporation and maturing more than one year from such date shall exceed one hundred and fifty per cent. (150%) of the capital and surplus of the Corporation;

   (d) amend this Charter so as to change or alter the provisions thereof relating to the preferences, voting powers, restrictions and qualifications of the preferred stock.

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        The affirmative vote of two-thirds of the aggregate number of votes entitled to be cast thereon shall be necessary to authorize any of the following actions: (i) the dissolution of the Corporation; (ii) a merger or consolidation of the Corporation (in which the Corporation is not the surviving corporation) with (a) an open-end investment company or (b) a closed-end investment company unless such closed-end investment company's Articles of Incorporation require a two-thirds or greater proportion of the votes entitled to be cast by such company's stock to approve the types of transactions covered by clauses (i) through (iv) of this paragraph; (iii) the sale of all or substantially all of the assets of the Corporation to any person (as such term is defined in the Investment Company Act of 1940); or (iv) any amendment of this Charter which makes any class of the Corporation's stock a redeemable security (as such term is defined in the Investment Company Act of 1940) or reduces the two-thirds vote required to authorize the actions listed in this paragraph.

   7. Subject to the provisions of the by-laws of the Corporation, as from time to time amended, with respect to the closing of the transfer books and the fixing of a record date for the determination of stockholders entitled to vote, at each meeting of the stockholders each holder of record of the preferred stock shall be entitles to two votes for each shares of preferred stock standing in his name on the books of the Corporations and each holder of record of the common stock shall be entitled to one vote for each share of common stock standing in his name on the books of the Corporation; provided, however, that if and whenever a default in preferred dividends, as hereinafter defined, shall exist, the holders of the outstanding preferred stock, in addition to their right to vote with the holders of the common stock in the election of the remaining directors, shall have the right, voting separately as a class, to elect two directors at the annual meeting of stockholders of the Corporation for the election of directors next succeeding the occurrence of such default, and at each such annual meeting thereafter as long, but only as long, as such default shall exist. The term of office of each such director elected by the holders of the preferred stock as aforesaid shall continue until the next annual meeting of stockholders of the Corporation for the election of directors, notwithstanding that prior to the end of such term the default in preferred dividends shall cease to exist. If, prior to the end of the term, a vacancy in the office of any such director shall occur by reason of his death, resignation, removal or disability, or for any other cause, such vacancy shall be filled for the remainder of the term in the manner provided in the by-laws of the Corporation, provided that, if such vacancy shall be filled by election by the stockholders at a meeting thereof, the holders of the then outstanding preferred stock shall have the right, voting separately as a class, to fill such vacancy for the remainder of the term, unless at the time of such election no default in preferred dividends shall exist. At any meeting of stockholders at which the holders of the preferred stocks shall be entitled to vote for the election of a director or directors as aforesaid, the holders of twenty-five percent. (25%) of the then outstanding preferred stock present in person or by proxy shall be sufficient to constitute a quorum for the election of such director or directors, and the vote of the holders of the majority of such preferred stock so present at such meeting at which there shall be a quorum, shall be sufficient to elect such director or directors. For the purpose of this paragraph 7, a "default in preferred dividends" shall be deemed to have occurred whenever, on a dividend payment date, the amount of unpaid full cumulative dividends upon the preferred stock shall be equivalent to six (6) quarterly dividends thereon or more, and, having so occurred, such default

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shall be deemed to exist thereafter until, but only until, full cumulative dividends on all shares of preferred stock then outstanding to the end of the last preceding dividend period shall have been paid and the fulldividend thereon to the end of the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set aside for such payment. Nothing herein contained shall be deemed to prevent an amendment of the by-laws of the Corporation, in the manner therein provided, which shall increase the number of directors of the Corporation so as to provide as additional places on the Board of Directors either or both the directorships to be filled by the two directors so to be elected by the holders of the preferred stock, or to prevent any other change in the number of directors of the Corporation.

   8. Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a majority or other designated proportion of the shares or of the shares of each class, or to be otherwise taken or authorized by vote of the stockholders, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the aggregate number of the votes entitled to be cast thereon, except as provided in this Charter.

    9. No holder of the common stock and no holder of the preferred stock shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation of any class or any warrant or warrants, option or options or other instruments or instruments, that shall confer upon the holder or holders thereof the right to subscribe for or purchase or receive from the Corporation any shares of the capital stock of the Corporation of any class, which it may issue or sell (whether or not such shares of capital stock shall be exchangeable for any shares of capital stock of the Corporation of any class and whether or not such shares of capital stock shall be out of unissued shares authorized by this Charter or out of any shares of capital stock of the Corporation acquired by it after the issue thereof), or any right to purchase or subscribe for any obligation which the Corporation may issue or sell that shall be convertible into, or exchangeable for, any shares of the capital stock of the Corporation of any class, or to which shall be attached or appertain any warrant or warrants, option or options or other instrument or instruments that shall confer upon the holder or holders of such obligation the right to subscribe for or purchase or receive from the Corporation any shares of its capital stock of any class, other than such right, if any, as the Board of Directors, in its discretion, may determine.

   SEVENTH. A. The Board of Directors is hereby expressly authorized and empowered to classify or reclassify any unissued stock of any class of the Corporation with or without par value (including preferred stock and the common stock), into one or more classes of preference stock, on a parity with, but not having preference or priority over, the preferred stock, by fixing or altering in any one or more specified respects, from time to time before the issuance of such stock, the designations, preferences, voting powers, restrictions and qualifications of, the fixed annual dividends on, the times and prices of redemption, the terms of conversion, the number and/or par value of the shares and other provisions of, such stock, to the full extent now or hereafter permitted by the laws of the State of Maryland, but subject to the limitations or restrictions set forth in this Charter. Pursuant to the authority hereby granted to and vested in the Board of Directors, but without limiting the generality of the foregoing, the Board of Directors may, in connection with the creation of each such class of preference stock (by the classification or reclassification of any unissued stock of the Corporation as aforesaid), fix and determine, by

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

the resolution or resolutions providing for such classification or reclassification, the matters in respect of such class of stock set forth in the following subdivisions (a) to (i) inclusive:

   (a) The designation of the stock of such class, which shall be distinctive from the designation of the stock of any other class or classes and which may contain the words "preferred stock" and/or any other descriptive words, letters or figures;

   (b) The rate of fixed annual dividends on the stock of such class, which in the case of stock having a par value, shall not exceed six per cent. (6%) per share per annum upon the par value thereof, or, in the case of stock without par value, shall not exceed six per cent. (6%) per share per annum upon the amount per share to which the stock of such class is entitled as a preference over the common stock out of the assets available for distribution to the stockholders, whether from capital, surplus or earnings, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and whether or not the dividends on the stock of such class shall be cumulative or non-cumulative and, if cumulative, the date on or after which such dividends shall be so cumulative, provided, however, that such date shall not be prior to the first day of the dividend period during which the first stock of such class is issued; and whether or not such dividends shall be payable quarterly, half-yearly or yearly, and the dates or date in each year on which such dividends shall be so payable;

   (c) Whether or not the stock of such class shall be subject to redemption, either in whole or in part, and either separately or together with all or any part of the preferred stock or the stock of any one or more other classes of preference stock, and if so subject, the manner in which such redemption shall be effected and the redemption price per share, provided that such price shall not, in the case of stock having a par value, exceed one hundred and ten percent. (110%) of the par value thereof, or in the case of stock without par value, shall not exceed one hundred and ten percent. (110%) of the amount per share to which the stock of such class is entitled as a preference over the common stock out of the assets available for distribution to the stockholders, whether from capital, surplus or earnings, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, plus, if dividends thereon are cumulative, an amount equal to all dividends accrued or in arrears in respect of such stock, or, if dividends thereon are non-cumulative, an amount equal to all dividends declared and unpaid in respect of such stock;

   (d) The preference of the stock of such class over the common stock out of the assets available for distribution to the stockholders, whether from capital, surplus or earnings, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, provided that such preference shall not exceed, in the case of stock having a par value, an amount equal to one hundred per cent. (100%) of the par value thereof, or, in the case of stock without par value, shall not exceed the sum of one hundred dollars ($100) per share, plus, if dividends thereon are cumulative, an amount equal to all dividends accrued or in arrears in respect of such stock, or, if dividends thereon are non-cumulative, an amount equal to all dividends declared and unpaid in respect of such stock;

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   (e) Whether or not the stock of such class shall be entitled to the benefit of a sinking fund to be applied to the purchase and/or redemption thereof, and if so entitled, the amount of such fund and the manner of its application;

   (f) Whether or not the stock of such class shall be convertible into, or exchangeable for, stock of the Corporation of any other class or classes, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments, if any, to be made, in case of any such conversion or exchange;

   (g) Whether or not the issue of any additional stock of such class or the creation and/or issue of any other class or classes of stock of the Corporation shall be subject to any limitations or restrictions, and if so, the nature and extent of such limitations or restrictions;

   (h) Whether or not and to what extent the holders of the stock of such class shall be entitled to vote.

   (i) Whether or not the shares of stock of such class shall have any other rights, privileges, terms or provisions differing in any respect from the rights, privileges, terms and provisions of the preferred stock or any other class or classes of preference stock of the Corporation, and if so, the nature and extent of such differences.

   B. All current dividends on the preferred stock and on each class of preference stock which shall be payable on the same date shall be declared and paid pro rata, so that the amounts of such current dividends declared and paid in respect of each share of preferred stock and each share of each class of preference stock shall in all cases bear to each other the same proportions as the respective maximum dividend rates on such respective classes of stock bear to each other; but the Board of Directors may declare dividends on the preferred stock or any class of preference stock which shall be payable on a particular date, without declaring or making provision for dividends on the preferred stock or any other class or preference stock which shall be payable upon a later date or dates. If at any time there shall be any dividends accrued and in arrears on the preferred stock or on any class or classes of preference stock, no current dividend shall be paid upon the preferred stock or on any class or classes of preference stock unless the current dividends on the preferred stock and on each class of preference stock to the end of the respective current dividend periods of the several classes of stock shall have been declared and set apart for payment. No payments shall be made on account of any dividends which may be accrued and in arrears on the preferred stock or on any class or classes of preference stock, unless the current dividends on the preferred stock and on each class of preference stock to the end of the respective current dividend periods of the several classes of stock shall have been declared and set apart for payment; and all payments made on account of dividends which may be accrued and in arrears on the preferred stock and on any class or classes of preference stock shall be made pro rata in amounts proportionate to the maximum dividend rates on the respective classes of stock, and not in proportion to the amounts of dividends accrued and in arrears on such respective classes of stock. The resolution or resolutions creating any class or classes of preference stock shall contain such appropriate provisions, with respect to the payment of dividends thereon in relation to the payment of dividends on the preferred stock or on any other class or classes of preference stock,

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as the Board of Directors shall determine to be necessary and proper to give effect to the foregoing provisions of this paragraph.

   C. If the assets available for distribution to the stockholders, whether from capital, surplus or earnings, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall be insufficient to permit the payment in full of the preferential amounts payable in respect of the shares of preferred stock and the shares of each calls of preference stock outstanding, then the entire assets of the Corporation so distributable among the stockholders shall be distributed pro rata among such holders of preferred stock and each class of preference stock, according to the respective amounts which would be payable to them in respect of the shares held by them upon such distribution, if all amounts payable on or with respect to the stock of all such classes were paid in full.

   D. The provisions of sub-paragraphs 8 and 9 of Article SIXTH shall apply with respect to the stock of any class or classes into which any of the preferred stock or common stock of the Corporation may be classified or reclassified by the Board of Directors pursuant to the authority granted by this Article SEVENTH in the same manner and to the same extent that the provisions of said sub-paragraphs 8 and 9 are applicable with respect to the preferred stock and the common stock of the Corporation.

   E. Whenever the Board of Directors shall from time to time create any class or classes of stock by classifying or reclassifying any unissued stock of the Corporation by fixing or altering the designations, preferences, voting powers, restrictions and qualifications of, the fixed annual dividends on, the times and prices of redemption, the terms of conversion, the number and/or par value of the shares and other provisions of, such stock, pursuant to the authority conferred by this Article SEVENTH, and before any such stock shall be issued, a further description of such stock, with the designations, preferences, voting powers, restrictions and qualifications thereof, the fixed annual dividends thereon, the times and prices of redemption, the terms of conversion, the number and/or par value of the shares and other provisions thereof, as so fixed or altered by the Board of Directors, shall be set forth in a certificate or articles supplementary to the Charter of the Corporation which shall be executed, verified, acknowledged, filed and recorded in any manner required or permitted by the laws of the State of Maryland, and thereupon the provisions of any such certificate or articles supplementary shall become a part of the Charter of the Corporation as amended and shall be subject to amendment to the same extent provided herein for amendments to this Charter.

   EIGHTH:   The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

  1. Subject to the provisions of paragraph 3 of this Article EIGHTH, the Board of Directors of the Corporation is hereby empowered from time to time to authorize the issue and sale or warrants, in bearer or registered form, or other instruments, for the purchase of shares of the stock of any class of the Corporation within such period of time, or without limit as to time, to such aggregate number of shares, and at such price or prices per share, as the Board of Directors may determine. Such warrants or other instruments may be issued separately or in connection

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with the issue of any bonds, debentures, notes or other evidences of indebtedness or shares of the capital stock of any class of the Corporation and for such consideration and on such terms and conditions as the Board of Directors of the Corporation in its discretion may determine.

   2. There are issued and outstanding warrants, in registered form, entitling the registered holders thereof, upon presentation and surrender of the warrants, to purchase at any time without limit as to the time shares of the common stock at the price of $22.50 per share, subject to the increase of such number of shares and the adjustment of such price as hereinafter provided.

  The warrants referred to in this paragraph 2 shall be subject to the following terms and conditions:

   (a) The warrant purchase price shall be twenty-two dollars and fifty cents ($22.50) per share, provided in the event that, and whenever prior to the expiration of the warrants by exercise thereof, the Corporation shall issue any shares of the common stock, in excess of 2,020,150 shares, at a price less than the warrant purchase price in effect immediately prior to such issue (such excess shares issued from time to time at such price or prices being hereinafter collectively called "additional shares"), the warrant purchase price shall thereupon be adjusted, and if more than one such issue shall be made, successively adjusted, as follows: (i) if such issue of additional shares shall not be pursuant to the reclassification or subdivision of the outstanding common stock into a greater number of shares or the payment of a dividend upon, or the making of any distribution in respect of, any stock of the Corporation paid in common stock or in stock convertible into or exchangeable for common stock, the adjusted warrant purchase price shall be determined by multiplying 2,020,150 by $22.50 and adding to the product thereby obtained a sum equal to the aggregate amount of money in dollars, or the fair value in dollars of the property or other consideration, if any, received by the Corporation upon the issue of all additional shares then or at any time theretofore issued, and dividing the resulting total by the product of (a) 2,020,105 increased by the number of all such additional shares issued or deemed to be or to have been issued otherwise than pursuant to any such reclassification, subdivision, dividend or distribution multiplied by (b) a number equal to one plus the cumulative number of additional shares and fractions thereof (calculated to the nearest one-hundredth of a share) which a holder of one share of common stock would have received pursuant to all such reclassifications, subdivisions, dividends or distributions theretofore made, and the resulting quotient shall be the adjusted warrant purchase price per share and (ii) if such issue of additional shares shall be pursuant to such a reclassification, subdivision, dividend or distribution (including the reclassification or subdivision effected simultaneously with the effectiveness of this clause(ii)), the adjusted warrant purchase price shall be determined by multiplying the number of shares of common stock outstanding immmediatly prior to such issuance by the then existing warrant purchase price and dividing the product thereby obtained by the number of shares of common stock outstanding immediately after such issuance, and the resulting quotient shall be the adjusted warrant purchase price per share.. Upon each adjustment of the warrant purchase price pursuant to clause (i) above, the holder of each warrant shall thereafter be entitled, instead of purchasing the number of shares specified in his warrant at the price of $22.50 per share, to purchase at the adjusted warrant purchase price per share the number of shares calculated to the nearest one-hundredth of a share, obtained by multiplying $22.50 by the number of shares stated

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

to be purchasable on the face of the warrant and dividing the product so obtained by the adjusted warrant purchase price per share. Upon each adjustment of the warrant purchase price pursuant to clause (ii) above, the holder of each warrant shall thereafter be entitled to purchase, at the warrant purchase price resulting from such adjustment, the number of shares, calculated to the nearest one-hundredth of a share, obtained by multiplying the warrant purchase price in effect immediately prior to such adjustment by the number of shares purchaseable pursuant to such warrant immediately prior to such adjustment and dividing the product thereof by the warrant purchase price resulting from such adjustment.

For the purposes of this sub-paragraph (a):

   (1) The term "common stock" shall be deemed to mean and include not only the 28,000,000 shares of common stock authorized by this Chapter, but also the shares of common stock of any class hereafter authorized which shall not be limited to a fixed sum or percentage in respect to the right of the holders thereof to participate in dividends, or in the distribution of assets upon a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

   (2) Shares of common stock issued as a stock dividend shall be treated as additional shares but shall not be deemed to have be issued for money or cash value, and the excess number of shares of the common stock at any time issued in exchange for shares of common stock theretofore issued over the number of shares thereof surrendered on any such exchange, shall be deemed to have been issued as a stock dividend. If at any time the Corporation shall declare a cash dividend on any of the common stock and shall contemporaneously or within three months after the date of payment of such dividend give to the holders thereof the right to subscribe for additional common stock at a price which shall net the Corporation in the aggregate substantially the amount of such cash dividend so declared, such common stock so issued in respect of any such subscription shall be deemed to have been issued as a stock dividend.

   (3) In case the Corporation shall issue any stock of any class or other securities convertible into common stock at a price for such common stock less than the warrant purchase price (determined as in this paragraph 2 provided) in effect immediately prior to such issue, or in case the Corporation shall issue any warrants or other instruments for the purchase of common stock at a price for such common stock less than the warrant purchase price (determined as in this paragraph 2 provided) in effect immediately prior to such issue, the maximum total number of shares of the common stock which will be issuable upon the conversion of such convertible securities or upon the exercise of such warrants or other instruments shall be treated as additional shares and deemed, for all purposes of this Article EIGHTH, to have been issued at the date of issue of such convertible securities or such warrants or other instruments, as the case may be, for the consideration received by the Corporation for such convertible securities or for the purchase price for common stock specified in such warrants or other instruments, as the case may be. Shares of common stock issuable upon the conversion of such convertible securities or upon the exercise of such warrants or other instruments as deemed to have been issued as above provided shall not be recounted when and if such shares are actually issued.

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

   (4) In case the Corporation shall issue any additional shares for property or services, the value of such property or services shall, for the purposes hereof, be conclusively determined by the Board of Directors of the Corporation.

   (5) In determining the amount received by the Corporation upon the issue of additional shares, such determination shall be made without the deduction of any reasonable commission, discount or expenses paid for underwriting or marketing, or in connection with the sale thereof.

   (b) The warrant purchase price shall never exceed twenty-two dollars and fifty cents ($22.50) per share and having at any time been reduced by adjustment as above provided shall never thereafter be increased above the amount to which so reduced notwithstanding the subsequent issue of shares of common stock at a price exceeding such reduced warrant purchase price.

   (c) If at any time while any of the warrants are outstanding, the Corporation shall be consolidated with, or merged into, any other corporation or corporations, or shall sell all, or substantially all, of its property, assets, business and good will, as an entirety, to another corporation or other corporations, lawful provision shall be made, as part of the terms of each such consolidation, merger or sale, that the holder of each warrant shall thereafter be entitled to purchase, in lieu of each share of the common stock otherwise purchasable upon the exercise of such warrant, but at the warrant purchase price in effect at the time of such consolidation, merger or sale, the same kind and amount of securities (including in such term, stock of any class or classes) or assets as may be issuable, distributable or payable upon such consolidation, merger or sale with respect to each share of the common stock. Lawful provision having been so made, from and after such consolidation, merger or sale, all rights of the holders of the warrants shall cease and determine (including the right to purchase shares of the common stock and all rights with respect to further adjustments of the warrant purchase price and the number of shares of common stock purchasable upon the exercise thereof) except the right to purchase during the life of the warrants such securities or assets as above provided.

   (d) If the number of shares of the common stock purchasable upon the exercise of the warrants shall be required to be increased and the warrant purchase price required to be adjusted, or securities or assets other than shares of the common stock shall become purchasable in lieu of shares of the common stock upon the exercise of the warrants, then and in each such case the Corporation shall forthwith (1) file with each Warrant Agent appointed by the Corporation a certificate executed by the President or a Vice-President and attested by the Secretary or an Assistant Secretary of the Corporation, stating the increased number of shares, or specifying the kind and amount of the securities or assets, so purchasable upon the exercise of the warrants, and setting forth in reasonable detail the method of calculation and the facts (including the amount in dollars, or the fair value in dollars as determined by the Board of Directors, of any consideration received or deemed to have been received for any additional shares or convertible securities) upon which such calculation is based, and (2) cause a notice stating the fact of such increase in the number of shares so purchasable or the fact that such kind and amount of securities or assets are purchasable in lieu of each share of common stock, to be published at least once in one daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, The City of New York. No Warrant Agent shall be under any duty to

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

make any investigation or inquiry as to the comments contained in any such certificate or as to the manner in which any computation was made, but may accept such certificate or report as conclusive evidence of the statements therein contained, and shall be fully protected with respect to any and all acts done or actions taken or suffered by it in reliance thereon.

   (e) If the Corporation shall fix a record date or close the transfer books for the determination of the holders of the common stock entitled to receive the initial dividend or any subsequent dividend at a rate in excess of that theretofore established, or any special stock dividend or extraordinary distribution, with respect to the common stock, or to receive any rights to purchase or subscribe to additional stock of any class, or securities convertible into stock of any class of the Corporation, it shall, at least twenty days prior to such record date or such date on which the transfer books are to be closed, as the case may be, cause a notice thereof to be published at least once in one daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, The City of New York, and shall also cause a notice thereof to be mailed to the registered holders, if any, of warrants, at their respective record addresses appearing on the books of the Corporation, except that such notice need not to be published if on such record date or such date on which the transfer books are to be closed, as the case may be, no warrants other than registered warrants shall be outstanding.

   The words "special stock dividend" and "extraordinary distribution" as used in this sub-section (e) shall be deemed to mean any dividend or distribution in excess of dividends declared pursuant to the regular dividend policy at the time established by the Board of Directors, whether the same be in cash, stock or otherwise.

   (f) A warrant shall be deemed to have been exercised and the person exercising the same to have become a common stockholder of record of the Corporation for the purposes of receiving dividends and for all other purposes whatsoever as of the date when the warrant is presented and surrendered to the Corporation in accordance with its terms, accompanied by payment in cash of the purchase price called for thereby.

   (g) Upon each increase of the number of shares of common stock of the Corporation purchasable upon the exercise of the warrants, the increased number of shares so purchasable shall be calculated only to the nearest hundredth of one share. No fractional shares of common stock shall be issued upon the exercise of the warrants but in lieu thereof the Corporation shall issue scrip certificates in bearer or registered form representing one one-hundredth of the right to receive one share and multiples thereof and exchangeable, when surrendered together with other scrip certificates of like tenor representing in the aggregate the right to receive one or more full shares, for certificates for one or more full shares of the common stock and scrip certificates of like tenor for any excess fractions of a share. Such scrip certificates shall be issued in such form and shall be exchangeable on or before such date as the Board of Directors may determine, except that the bearers thereof shall no be entitled to vote, to receive dividends, or to exercise any other rights of a stockholder until and only to the extent that such scrip certificates are exchanged for certificates for common stock.

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   (h) In the event that a meeting of stockholders shall be called to consider and take action on a proposal for the voluntary dissolution of the Corporation, other than in connection with a consolidation, merger or sale of all, or substantially all, of its property, assets, business and good will as an entirety, then and in that event the Corporation shall cause a notice thereof to be published at least once in one daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, The City of New York, at lease twenty days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to vote at such meeting, and shall also cause a notice thereof to be mailed to the registered holders, if any, of the warrants, but such notice need not be published if on such record date or date of closing the transfer books no warrants other than registered warrants shall be outstanding. If such notice shall have been so given and if such voluntary dissolution shall be authorized at such meeting or any adjournment thereof, then from and after the date on which such voluntary dissolution shall have been duly authorized by the stockholders, the purchase rights represented by the warrants and all other rights with respect thereto shall cease and determine.

   3. Of the authorized common stock, an amount sufficient to provide for the exercise of any warrants and other instruments for the purpose thereof issued and then outstanding pursuant to this Charter shall at all times be reserved for such purpose. Neither any common stock nor any warrants or other instruments for the purchase of the common stock shall at any time be issued unless and until
(a) the amount of the authorized unissued common stock shall at least equal the amount thereof required, after such issue of the common stock or warrants or other instruments, to be reserved for the purpose of providing for the exercise of all warrants and other instruments for the purpose of common stock then outstanding and (b) the Corporation shall have taken effective corporate action to provide for the issue of such reserved common stock upon the exercise of all such warrants and other instruments.

   4. Subject to such limitations and restrictions as may be set forth in the by-laws of the Corporation, the Board of Directors of the Corporation, is hereby empowered to authorize the issue from time to time of

   (a) all or any part of the total authorized number of shares of stock of the Corporation of any class, and any securities convertible into shares of its stock of any class, in each case for such consideration as the Board of Directors may from time to time deem advisable subject to the provisions of paragraph 3 of this Article EIGHTH;

   (b) the number of shares of stock of any class called for by any warrants or other instruments for the purchase thereof issued and outstanding pursuant to this Charter, at the price per share (not less than par for stock having a par value) determined as provided in such warrants or other instruments and upon the exercise thereof in accordance with the terms thereof.

   5. The Board of Directors may determine by resolution prior to the issue of any shares of the capital stock of the Corporation without par value that only a part of the consideration or of the value thereof to be received for such shares shall be contributed as capital and that the excess shall be surplus; and, on payment for such shares, the part of such consideration or of the value

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

thereof so contributed as capital shall be capital and the excess shall be surplus. Against any such surplus there may be charged any losses at any time incurred by the Corporation, and also any dividends or other distributions made to the holders of its stock of any class except as provided in paragraph 2 of Article SIXTH. The capital of the Corporation may be increased and its surplus decreased from time to time by resolution of the Board of Directors transferring the whole or any part of the surplus to the capital account.

   6. The by-laws of the Corporation may fix the number of directors at a number greater or less than that named in this Charter, provided that in no case shall the number of directors be less than three, and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase the number of directors fixed by this Charter or by the by-laws within a limit specified in the by-laws, and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the by-laws of the Corporation, the directors of the Corporation need not be stockholders therein.

   7. The Board of Directors shall have power, if authorized by the by-laws, to designate by resolution or resolutions adopted by a majority of the whole Board of Directors, one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolutions or in the by-laws of the Corporation and permitted by the laws of Maryland, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

   8. The Board of Directors shall, subject to the laws of Maryland, have power to determine from time to time whether and to what extent and at what time and places and under what conditions and regulations any accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of Maryland, unless and until authorized so to do by resolution of the Board of Directors, or of the stockholders.

   9. Any director, or any officer elected or appointed by the Board of Directors or by any committee of said Board or by the stockholders or otherwise, may be removed at anytime, with or without cause, in such lawful manner as may be provided in the by-laws of the Corporation.

   10. If the by-laws so provide, the Board of Directors of the Corporation shall have power to hold their meetings, to have an office or offices and, subject to the provisions of the laws of Maryland, to keep the books of the Corporation, outside of said State at such places as may from time to time be designated by them.

   11. Subject to the provisions of sub-paragraph (c) of paragraph 6 of article SIXTH, the Board of Directors shall have power to borrow or raise money, from time to time and without limit, and upon any terms, for any corporate purposes; and, subject to the laws of the State of Maryland, to authorize the creation, issue, assumption or guaranty of bonds, notes or other evidences of indebtedness for moneys to borrowed, to include therein such provisions as to redeemability,

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convertibility or otherwise, as the Board of Directors, in its sole discretion, may determine and to secure the payment of principal, interest or sinking fund in respect thereof by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets and good will of the Corporation then owned or thereafter acquired.

   12. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the laws of Maryland, of this Charter, and of the by-aws of the Corporation.

   13. Shares of stock in other corporation shall be voted by such officer or officers of the Corporation as the Board of Directors shall designate for that purpose, or by a proxy or proxies thereunto duly authorized by the Board of Directors, except as otherwise ordered by vote of the holders of a majority of the shares of the capital stock of the Corporation outstanding and entitled to vote in respect thereto.

   14. Any director individually, or any firm of which any director may be a member, or any corporation of which any director may be an officer, director, or holder of any amount of its capital stock, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided that in case a director, or a firm of which a director is a member, is so interested, such fact shall be disclosed or shall have been known to the Board of Directors or a majority thereof. Any director of the Corporation who is also a director or officer or holder of any amount of the capital stock of such other corporation or who, or the firm of which he is a member, is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director, or officer, or holder of the capital stock of such other corporation, or not so interested or a member of a firm so interested.

   15. Any contract, transaction or act of the Corporation or of the directors which shall be ratified by stockholders present and entitled to exercise a majority of the voting power exercised at any annual meeting or at any special meeting called for such purpose, a quorum being present, shall so far as permitted by law be as valid and as binding as though ratified by every stockholder of the Corporation.

   NINTH. From time to time any of the provision of this Charter (including, without limiting the generality of the foregoing, any of the terms of any of the outstanding stocks of the Corporation by classification, reclassification or otherwise, and any of the terms of the outstanding warrants) may be amended, altered or repealed, and other provisions authorized by the statutes of the State of Maryland at the time in force may be added or inserted in the manner at the time prescribed by said statutes or authorized by this Charter, and all rights at any time conferred upon the stockholders or warrant holders of the Corporation by this Charter are granted subject to the provisions of this Article NINTH, provided, however, that without the consent of the holders of a majority in amount of the warrants at the time outstanding of the class affected,

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given in the manner hereinbelow provided, no such amendment may alter, amend or repeal the provisions of Paragraph 2 of Article EIGHTH with respect to any warrants then outstanding, but this provision shall not be deemed to require the consent of the holders of outstanding warrants to any amendment of any provision of this Charter other than so specified.

        The consent of such holders of warrants to such amendment either may be given in writing without a meeting or may be given at a meeting of such warrant holders called for the purpose, of which notice shall have been given by publication in one daily newspaper of general circulation published in the Borough of Manhattan, the City of New York, and one newspaper of general circulation published in the City of Baltimore, Maryland, once a week for two successive weeks, the first publication to be not less than ten days nor more than thirty days prior to the date of such meeting, but such notice need not be published if at the time no warrants other than registered warrants shall be outstanding. A copy of such notice shall also be mailed not less than ten days before the date of such meeting to each holder of any registered warrant at his last address, if any, appearing on the registry books.

   TENTH A director or officer of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director or Officer, except to the extent such exemption from liability or limitation thereof is not permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended).

        No amendment, modification or repeal of this Article Tenth shall adversely affect any right or protection of a director or officer that exists at the time of such amendment modification or repeal.

   ELEVENTH Indemnification of Director, Officers and Employees. The Corporation shall indemnify to the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a Director, Officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a Director, Officer or employee. To the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Article shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a Director, Officer or employee as provided above. No amendment of this Article Thirteenth shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Article Thirteenth, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other

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enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a Director, Officer or employee of the Corporation which imposes duties on, or involves services by, such Director, Officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

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               THIRD: The foregoing restated Charter contains all of the
        provisions of the Charter of the Corporation as in effect on the date hereof.

               FOURTH: The Board of Directors of the Corporation, at a meeting thereof duly convened and held on August 13, 1963, duly adopted a resolution restating the Charter of the Corporation as set forth in Paragraph SECOND above, by a vote of the majority of the entire Board of Directors.

               FIFTH: No amendment of the Charter of the Corporation is being affected by these Articles of Restatement of the Charter except as permitted by section 13 of the Maryland Corporations Law.

               IN WITNESS WHEREOF, TRI-CONTINENTAL CORPORATION has caused these presents to be signed in its name and on its behalf by its President or one of its Vice-Presidents and its corporate seal to be hereunto affixed and duly attested by its Secretary, on October 22, 1963.

                                                   TRI-CONTINENTAL CORPORATION,

                                                     by
                                                     /s/  Thurston P. Blodgett
                                                     _________________________

(Corporate seal)
Attest:
     /s/  H. M. Baird Voorhis
     ________________________
          H. M. Baird Voorhis
               Secretary

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STATE OF NEW YORK,   ]
                     ]  ss.:
COUNTY OF NEW YORK,  ]

               I HEREBY CERTIFY that on October 22, 1963, before me the subscriber, a notary public of the State of New York in and for the County of New York, personally appeared THURSTON P. BLODGETT, Vice-President of Tri-Continental Corporation, a Maryland corporation, and in the name and on behalf of said corporation acknowledged the foregoing Articles of Restatement of the Charter of Tri-Continental Corporation to be the corporate act of said corporation; and at the same time personally appeared H. M. BAIRD VOORHIS who made oath in due form of law that he was secretary of the meeting of the Board of Directors of said corporation at which the adoption of said Articles of Restatement was approved, and that the matters of fact set forth therein are true to the best of his knowledge, information and belief.

               WITNESS my hand and notorial seal, the day and year first above written.

                                                     /s/  Edward W. Servio
                                                     ______________________
                                                         Notary Public

                                                     EDWARD W. SERVIO
                                             Notary Public, State of New York
                                                      No. 30-8923950
                                                Qualified in Nassau County
                                          Certificate filed with N. Y. Co. Clerk
                                               Commission Expires March 30, 1964

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